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                            CERTIFICATE OF AMENDMENT

                                     OF THE

                    RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                             ALLTRISTA CORPORATION


                               -----------------

               (Under Section 242 of the General Corporation Law)


It is hereby certified that:

1. The name of the corporation is Alltrista Corporation (hereinafter referred to as the "Corporation").

2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article I thereof and by substituting in lieu of said Article I the following new Article I:

     "The name of the corporation is JARDEN CORPORATION (hereinafter, the "Corporation")."

3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.



Dated: May 30, 2002.


                                           ALLTRISTA CORPORATION

                                           By: /s/ Ian G.H. Ashken
                                               --------------------------------
                                              Name:  Ian  G.H. Ashken
                                              Title: Vice Chairman, CFO and
                                                     Secretary